As filed with the Securities and Exchange Commission on February 7, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Covetrus, Inc.

(Exact name of registrant as specified in its charter)

Delaware	83-1448706
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

7 Custom House Street

Portland, Maine 04101

(Address of Principal Executive Offices) (Zip Code)

Covetrus, Inc. 2019 Omnibus Incentive Compensation Plan

Covetrus, Inc. Employee Stock Purchase Plan

Direct Vet Marketing, Inc. 2010 Stock Incentive Plan, as amended

(Full titles of the plans)

Erin Powers Brennan

Senior Vice President, General Counsel and Secretary

7 Custom House Street

Portland, Maine 04101

(888) 280-2221

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Mark B. Stein, Esq.

Laurie A. Cerveny, Esq.

Morgan, Lewis & Bockius LLP

One Federal Street

Boston, Massachusetts 02110

(617) 341-7700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share, approved for issuance pursuant to the Covetrus, Inc. 2019 Omnibus Incentive Compensation Plan	11,119,321 (2)	$40.71 (3)	$452,667,557.91	$54,863.31
Common Stock, $0.01 par value per share, underlying restricted shares and restricted stock units outstanding under the Covetrus, Inc. 2019 Omnibus Incentive Compensation Plan	408,354 (4)	$40.71 (3)	$16,624,091.34	$2,014.84
Common Stock, $0.01 par value per share, underlying stock option awards under the Direct Vet Marketing, Inc. 2010 Stock Incentive Plan, as amended	3,906,689 (5)	$8.32 (6)	$32,503,652.48	$3,939.44
Common Stock, $0.01 par value per share, approved for issuance pursuant to the Covetrus, Inc. Employee Stock Purchase Plan	2,223,864 (7)	$40.71 (3)	$90,533,503.44	$10,972.66
TOTAL:	17,658,228			$71,790.25

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the above named plans by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant’s receipt of consideration which would increase the number of outstanding shares of common stock.

(2)

Represents shares of common stock reserved for future issuance under the Covetrus, Inc. 2019 Omnibus Incentive Compensation Plan (the “2019 Plan”). In addition to the shares registered under the 2019 Plan, to the extent that awards outstanding under the 2019 Plan are cancelled, forfeited or otherwise terminated without being exercised, the number of shares underlying such awards will be available for future grant under the 2019 Plan. The 2019 Plan provides that an additional number of shares will automatically be added to the shares authorized for issuance under the 2019 Plan on January 1 of each year (beginning January 1, 2020). The number of shares added each year will be equal to the lesser of: (i) 4% of the outstanding shares on the immediately preceding December 31 or (ii) such amount as determined by the Compensation Committee of the registrant’s Board of Directors (the “Compensation Committee”).

(3)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h), and equal to the average of the high and low prices of the common stock (“Common Stock”) of Covetrus, Inc. on the “when issued” trading market as reported on the Nasdaq Global Select Market on February 5, 2019.

(4)	Represents shares of common stock issuable upon the vesting of outstanding restricted shares and restricted stock units under the 2019 Plan as of February 7, 2019.
(5)

Represents shares of common stock issuable upon the exercise of outstanding stock option awards under the Direct Vet Marketing, Inc. 2010 Stock Incentive Plan, as amended (the “2010 Plan”) as of February 7, 2019. No further grants will be made under the 2010 Plan.

(6)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act, and based on $8.32, the weighted average exercise price (rounded to the nearest cent) of the outstanding option awards under the 2010 Plan as of February 7, 2019.

(7)

Represents shares of common stock reserved for future issuance under the Covetrus, Inc. Employee Stock Purchase Plan (the “ESPP”). The ESPP provides that an additional number of shares will automatically be added to the shares authorized for issuance under the ESPP on January 1 of each year (beginning on January 1, 2020). The number of shares added each year will be equal to the lesser of: (i) 1% of the outstanding shares on the immediately preceding December 31 or (ii) 2,000,000 shares of common stock.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The information required by Item 1 of Form S-8 is omitted from this registration statement and is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) under the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 of Form S-8 is omitted from this registration statement and is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The registrant is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

(a) The registrant’s final prospectus filed on February 7, 2019 pursuant to Rule 424(b) under the Securities Act relating to the Registration Statement on Form S-4 and Form S-1, as amended (File No. 333-229026), which contains audited financial statements for the registrant’s latest fiscal year for which such statements have been filed.

(b) The registrant’s current reports on Form 8-K filed on February 4, 2019 and February 7, 2019.

(c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

(d) The description of the registrant’s Common Stock, which is contained in a registration statement on Form 8-A filed on February 1, 2019 (File No. 001-38794) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

See the description of the registrant’s Common Stock contained under the caption “Description of Capital Stock” in the registrant’s final prospectus filed on February 7, 2019 pursuant to Rule 424(b) under the Securities Act relating to the Registration Statement on Form S-4 and Form S-1, as amended (File No. 333-229026).

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The registrant’s amended and restated certificate of incorporation contains provisions that eliminate, to the maximum extent permitted by the General Corporation Law of the State of Delaware, the personal liability of the registrant’s directors and executive officers for monetary damages for breach of their fiduciary duties as directors or officers. The registrant’s amended and restated certificate of incorporation and amended and restated bylaws provide that the registrant must indemnify its directors and executive officers and may indemnify its employees and other agents to the fullest extent permitted by the General Corporation Law of the State of Delaware.

Sections 145 and 102(b)(7) of the General Corporation Law of the State of Delaware provide that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she was a director, executive officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation.

The registrant has entered into indemnification agreements with its directors and executive officers in addition to the indemnification provided for in its amended and restated certificate of incorporation and amended and restated bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

The registrant maintains insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his or her capacity as such, subject to certain limited exceptions.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The Exhibits to the registration statement are listed in the Exhibit Index attached hereto and incorporated by reference herein.

Item 9. Undertakings.

1. The undersigned registrant hereby undertakes:

(a)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b)     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Exhibit Index

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Filing Date	Exhibit Number	Filed Herewith
3.1	Amended and Restated Certificate of Incorporation of the Registrant	8-K	001-38794	February 7, 2019	3.1
3.2	Amended and Restated Bylaws of the Registrant	8-K	001-38794	February 7, 2019	3.2
4.1	Specimen Common Stock Certificate	S-4/S-1	333-229026	January 8, 2019	4.1
5.1	Opinion of Morgan, Lewis & Bockius LLP					X
23.1	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm					X
23.2	Consent of RSM US LLP, Independent Registered Public Accounting Firm					X
23.3	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)					X
24.1	Power of Attorney (included on signature page)					X
99.1	Covetrus 2019 Omnibus Incentive Compensation Plan	S-4/S-1	333-229026	December 26, 2018	10.9
99.2	Covetrus Employee Stock Purchase Plan	8-K	001-38794	February 7, 2019	10.15
99.3	Direct Vet Marketing, Inc. 2010 Stock Incentive Plan	S-4/S-1	333-229026	December 26, 2018	10.6
99.4	Amendment to Direct Vet Marketing, Inc. 2010 Stock Incentive Plan dated June 30, 2017	S-4/S-1	333-229026	December 26, 2018	10.7
99.5	Amendment to Direct Vet Marketing, Inc. 2010 Stock Incentive Plan dated December 6, 2017	S-4/S-1	333-229026	December 26, 2018	10.8

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Maine, on this 7th day of February, 2019.

COVETRUS, INC.

By:	/s/ Benjamin Shaw
Benjamin Shaw
Chief Executive Officer and President

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Benjamin Shaw and Christine T. Komola, jointly and severally, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his or her name, place and stead, in any and all capacities, to sign this registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Benjamin Shaw Benjamin Shaw	Chief Executive Officer, President, and Director (Principal Executive Officer)	February 7, 2019

/s/ Christine T. Komola Christine T. Komola	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 7, 2019

/s/ Betsy Atkins Betsy Atkins	Director	February 7, 2019

/s/ Deborah G. Ellinger Deborah G. Ellinger	Director	February 7, 2019

/s/ Sandra L. Helton Sandra L. Helton	Director	February 7, 2019

/s/ Philip A. Laskawy Philip A. Laskawy	Director	February 7, 2019

/s/ Mark J. Manoff Mark J. Manoff	Director	February 7, 2019

/s/ Edward M. McNamara Edward M. McNamara	Director	February 7, 2019

/s/ Steven Paladino Steven Paladino	Director	February 7, 2019

/s/ Ravi Sachdev Ravi Sachdev	Director	February 7, 2019

/s/ David E. Shaw David E. Shaw	Director	February 7, 2019

/s/ Benjamin Wolin Benjamin Wolin	Director	February 7, 2019